Exhibit 99.1

Personalis Reports Third Quarter 2020 Financial Results

MENLO PARK, Calif. – November 5, 2020 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for population sequencing and cancer, today reported financial results for the third quarter ended September 30, 2020.

Third Quarter Highlights

•	Reported record revenues of $19.8 million in the third quarter of 2020 versus $17.2 million in the third quarter of 2019, an increase of 15.5%

•	A total of 39 customers have placed orders for NeXT as of September 30, 2020, with 7 of those customers placing their first orders in the third quarter of 2020

•

Received a new task order with an approximate value of up to $31 million from U.S. Department of Veterans Affairs Million Veterans Program (VA MVP), increasing the contracted to date value to approximately $175 million

•	Achieved milestone of completing more than 90,000 whole human genomes sequenced under the VA MVP contract

•	Completed a follow-on public offering and sold 6.6 million shares of common stock at a price of $19.00 per share; received net proceeds of $117.1 million after discounts, fees, and expenses

“I’m proud to say that we were able to report record revenues once again this quarter, with our team delivering strong execution across both our population sequencing and biopharma businesses, despite the impact from the COVID-19 pandemic. We continued to see strong ordering levels from both our existing and new customers, and year-to-date, our biopharma orders were twice the amount compared with last year,” said John West, Chief Executive Officer. “In addition, we further strengthened our balance sheet by raising $117.1 million with an equity financing in the quarter.”

Third Quarter 2020 Financial Results

Revenues were $19.8 million in the three months ended September 30, 2020, up 15.5% from $17.2 million in the same period of the prior year.  In the third quarter, the VA MVP accounted for $14.1 million of the company’s total revenues, and the remaining $5.7 million was from biopharmaceutical and all other customers.

Gross margin was 26.9% for the three months ended September 30, 2020, compared with 32.8% in the same period of the prior year.

Operating expenses were $15.0 million for the three months ended September 30, 2020, compared with $11.4 million in the same period of the prior year.

Net loss was $9.5 million for the three months ended September 30, 2020 and net loss per share was $0.27 based on a weighted-average basic and diluted share count of 35.5 million, compared with a net loss of $6.9 million and a net loss per share of $0.22 based on a weighted-average basic and diluted share count of 31.1 million in the same period of the prior year.

Cash, cash equivalents, and short-term investments were $206.1 million as of September 30, 2020.

Guidance and COVID-19

Due to continued uncertainty surrounding the COVID-19 pandemic, Personalis will not provide guidance for fiscal 2020 at this time.

Webcast and Conference Call Information

Personalis will host a conference call to discuss the third quarter financial results after market close on Thursday, November 5, 2020 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone (866) 220-8061 for U.S. callers or (470) 495-9168 for international callers, using conference ID: 9697771. The live webinar can be accessed at https://investors.personalis.com.

About Personalis, Inc.

Personalis, Inc. is a leader in population sequencing and cancer genomics company, with a focus on data, scale, efficiency and quality. Personalis operates one of the largest sequencing operations globally and is currently the sole sequencing provider to the VA MVP. In oncology, Personalis is transforming the development of next-generation therapies by providing more comprehensive molecular data about each patient’s cancer and immune response. The Personalis® ImmunoID NeXT Platform® is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers with information on all of the approximately 20,000 human genes, together with the immune system, from a single tissue or blood sample. The Personalis Clinical Laboratory is GxP aligned as well as CLIA’88-certified and CAP-accredited. For more information, please visit www.personalis.com and follow Personalis on Twitter (@PersonalisInc).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties and other factors relate to, among others: the timing and pace of new orders from customers; the launch of new products and product features; the timing of tissue and blood sample receipts from customers, which can materially impact revenue quarter over quarter and year over year; whether orders for the NeXT platform and revenues from biopharmaceutical customers will increase; the success of Personalis’ collaborations and partnerships; the success of the company’s international expansion plans; the evolution of cancer therapies and market adoption of the company’s services; the company’s expectations regarding future performance; and the COVID-19 pandemic, which may significantly impact the company’s business and operations and the business and operations of our customers.  In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the period ended September 30, 2020, that will be filed following this earnings release.  All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date.  Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof.  Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Havlek

pr@personalis.com

www.personalis.com

650-752-1300

PERSONALIS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues	$19,816	$17,153	$58,472	$47,053
Costs and expenses
Costs of revenues	14,483	11,524	44,428	31,538
Research and development	7,193	5,303	20,048	15,045
Selling, general and administrative	7,793	6,056	22,772	15,692
Total costs and expenses	29,469	22,883	87,248	62,275
Loss from operations	(9,653)	(5,730)	(28,776)	(15,222)
Interest income	117	756	873	1,040
Interest expense	—	(204)	(2)	(1,133)
Loss on debt extinguishment	—	(1,704)	—	(1,704)
Other (expense) income, net	(4)	(2)	5	(1,415)
Loss before income taxes	(9,540)	(6,884)	(27,900)	(18,434)
Provision for income taxes	(5)	(1)	(39)	(5)
Net loss	$(9,545)	$(6,885)	$(27,939)	$(18,439)
Net loss per share, basic and diluted	$(0.27)	$(0.22)	$(0.85)	$(1.35)
Weighted-average shares outstanding, basic and diluted	35,460,092	31,133,683	32,845,583	13,613,444

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION (unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
VA MVP	$14,092	$12,912	$43,598	$29,791
All other customers	5,724	4,241	14,874	17,262
Total	$19,816	$17,153	$58,472	$47,053

PERSONALIS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	September 30,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$133,245	$55,046
Short-term investments	72,818	73,243
Accounts receivable, net	5,903	3,300
Inventory and other deferred costs	6,268	4,606
Prepaid expenses and other current assets	5,359	3,383
Total current assets	223,593	139,578
Property and equipment, net	12,735	14,106
Operating lease right-of-use assets	10,632	1,845
Other long-term assets	1,852	1,762
Total assets	$248,812	$157,291
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,514	$7,337
Accrued and other current liabilities	8,797	6,648
Contract liabilities	20,593	35,977
Total current liabilities	35,904	49,962
Long-term operating lease liabilities	8,897	639
Other long-term liabilities	471	—
Total liabilities	45,272	50,601
Commitments and Contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 38,790,189 and 31,243,029 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	4	3
Additional paid-in capital	372,027	247,282
Accumulated other comprehensive income (loss)	37	(6)
Accumulated deficit	(168,528)	(140,589)
Total stockholders’ equity	203,540	106,690
Total liabilities and stockholders’ equity	$248,812	$157,291